UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2015, Teledyne Technologies Incorporated ("Teledyne") announced that, effective July 1, 2015, Teledyne's Board of Directors fixed the number of directors at 11 and appointed Robert A. Malone as a Class III Director for a term expiring at the 2017 Annual Meeting of Stockholders. Mr. Malone will become a member of the Audit Committee and the Personnel and Compensation Committee of the Teledyne Board.

Mr. Malone, age 63, has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a community bank, since 2014. Previously, Mr. Malone served as the President and Chief Executive Officer of The First National Bank of Sonora, Texas (a community bank owned by First Sonora Bancshares, Inc.) from 2009 to 2014. Mr. Malone was also an Executive Vice President of BP plc, an integrated oil and gas company, and Chairman of the Board and President, BP America Inc. from 2006 to 2009. Mr. Malone has been a director of Halliburton Company, a provider products and services to the energy industry, since 2009 and has been a director of Peabody Energy Corporation, a coal mining company, since 2009. Mr. Malone was appointed by the Governor of California as a founding Board member of the California Climate Registry and by Governor of Alaska as a founding Board member of the Alaska Children’s Trust and was named to the Board of Regents for the University of Alaska System. Mr. Malone is on the faculty of the Stanford Law School Directors College.

As a non-employee director, Mr. Malone will be entitled to receive an annual retainer fee, currently $110,000. For 2015, the retainer fee for Mr. Malone will be $55,000, payable on July 1, 2015. Each non-employee director is also automatically granted a restricted stock unit award on the date of the Annual Meeting of Stockholders equal to $110,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole unit share. If a person such as Mr. Malone becomes a non-employee director for the first time on a date other than an Annual Meeting date, such non-employee director will automatically be granted an award of restricted stock units, effective as of the date of becoming a director, equal to $55,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole share. The restricted stock unit award vests on the earlier of (a) one year after the date of grant, (b) upon a separation of the director from board service, or (c) upon a change of control. Shares of stock underlying the restricted stock award will be issued upon vesting unless the director elects to defer issuance until such time as the director separates from board service.

A press release dated June 18, 2015, announcing Mr. Malone’s appointment as a new member of Teledyne’s Board of Directors is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated June 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Melanie S. Cibik

Melanie S. Cibik
Senior Vice President, General Counsel and Secretary

Dated June 18, 2015

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release dated June 18, 2015